As filed, via EDGAR, with the Securities and Exchange Commission on
                                 June 18, 1999.

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

      Filed by the registrant  [_]

      Filed by a party other than the registrant [X]

      Check the appropriate box:

     [_]  Preliminary proxy statement

     [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

     [_]  Definitive proxy statement

     [_]  Definitive additional materials

     [X]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)

  THE MONTEREY STOCKHOLDERS GROUP LLC, MARK T. SMITH, THE ROCKSIDE FOUNDATION,
             LOGG INVESTMENT RESEARCH, INC., THOMAS O'BRIEN and THE
                          R. TEMPLETON SMITH FOUNDATION
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):


     [X]  No fee required.

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, schedule or registration statement no.:

          (3)  Filing party:

          (4)  Date filed:

                      MONTEREY STOCKHOLDERS GROUP COMMENTS
                     ON VOTING AT JUNE 23 ANNUAL MEETING OF
                          PALOMAR MEDICAL TECHNOLOGIES

     The Monterey Stockholders Group LLC and Palomar Medical Technologies, Inc. are awaiting the report of the inspectors of election for the Company's annual meeting of stockholders that was convened on June 23, 1999. Based upon information presently available to it, Monterey does not believe that a quorum required for the conduct of business was present at the meeting.

     Monterey believes that the number of shares cast in favor of management's nominees at the meeting was substantially less than a majority of the outstanding shares, although it appeared that they exceeded the votes that Monterey was able to obtain in the limited time available to it in advance of the meeting. The shares for which Monterey received proxies were voted at the meeting. However, members of Monterey were not present at the meeting with respect to their own shares, which amount to approximately 12% of the outstanding shares. Monterey took this action in order to bring about an adjournment of the meeting, thus allowing more time for stockholders to vote their proxies. Monterey believes that this will result in a more meaningful stockholder vote on the important issues that distinguish Monterey's plan for the Company from management's plan. Monterey believes that it would obtain additional proxies in favor of its nominees with an extended solicitation period, as it had only a very brief period of less than two weeks in advance of the meeting to obtain proxies.

     At the annual meeting, the chairman announced that the meeting would be adjourned until July 1, 1999, and at that time the inspectors of election will present their tabulation of the votes. Assuming no quorum was present, Monterey understands the Company's by-laws to provide that the meeting may be adjourned until the required quorum is in attendance. Monterey urges the Company to convene the adjourned meeting after a reasonable period for additional solicitation of proxies to be voted at the meeting.